SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

GUGGENHEIM ENHANCED EQUITY INCOME FUND
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	34-7194866 (I.R.S. Employer Identification No.)

227 West Monroe Street
Chicago, IL 60606
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered Common Shares of beneficial interest, $0.01 par value per share	Name of Each Exchange On Which Each Class is to be Registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐
Securities Act registration statement file number to which this form relates:  333-213449

Securities to be registered pursuant to Section 12(g) of the Act:
                                          NONE
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Amendment No. 1 to Form 8-A
Guggenheim Enhanced Equity Income Fund (the “Registrant”) hereby amends the Registrant’s Form 8-A, as filed on August 22, 2005 (the “Original Form 8-A”), by:
(a) Changing the name of the Registrant from “Old Mutual / Claymore Long-Short Fund” to “Guggenheim Enhanced Equity Income Fund”; and
(b) Replacing in its entirety Item 1 of the Original Form 8-A with the following Item 1:
Item 1. Description of Registrant’s Securities to be Registered.
The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of Guggenheim Enhanced Equity Income Fund (the “Registrant”).  A description of the Shares is contained under the heading “Additional Information About the Common Shares of the Fund” and in the related exhibits in the Registrant’s registration statement on Form N-14, which was filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended, on September 1, 2016 (Registration No. 333-213449), as amended by Pre-Effective Amendment No. 1 thereto, as filed with the Commission on October 7, 2016, and Pre-Effective Amendment No. 2 thereto, as filed with the Commission on December 16, 2016, and Post-Effective Amendment No. 1 thereto, as filed with the Commission on March 20, 2017, and such description as included in the Joint Proxy Statement/Prospectus filed pursuant to Rule 497 on December 29, 2016 is deemed to be incorporated herein by reference.
Item 2. Exhibits.
1. Agreement and Declaration of Trust*
2. By-Laws*

* Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-14 (File No. 333-213449), filed March 20, 2017.

[Signature page follows]

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 20, 2017
GUGGENHEIM ENHANCED
EQUITY INCOME FUND

By: /s/ Donald C. Cacciapaglia
Name: Donald C. Cacciapaglia
Title: President and Chief Executive
Officer